As filed with the Securities and Exchange Commission on April 14, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	7374	14-1462255
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

325 Washington Avenue Extension

Albany, New York 12205

(516) 216-9257

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Belizaire

Chief Executive Officer

Soluna Holdings, Inc.

325 Washington Ave Extension

Albany, New York 12205

(516) 216-9257

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven E. Siesser, Esq.

Daniel L. Forman, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 204-8688

Approximate date of commencement of proposed sale to the public:

From time to time, as determined by the Selling Holder, after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. The Selling Holder may not resell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 14, 2026

PRELIMINARY PROSPECTUS

Up to 26,512,815 Shares of Common Stock

This prospectus relates to the offer and resale, from time to time, by the selling holder identified in this prospectus (the “Selling Holder”), or its permitted transferees, of up to 26,512,815 shares of common stock, par value $0.001 (“Common Stock”), of Soluna Holdings, Inc., a Nevada corporation (the “Company,” “We,” or “Us”). These shares of Common Stock consist of 26,512,815 shares of Common Stock that we may, at our discretion, elect to issue and sell to YA II PN, Ltd. (the “Investor”) from time to time after the date of this prospectus, pursuant to the Standby Equity Purchase Agreement, dated as of August 12, 2024, entered into by and between the Company and the Investor (the “SEPA”).

Please see “The Standby Equity Purchase Agreement” for more information regarding the SEPA. As of April 1, 2026, we have issued 3,000,000 shares of Common Stock under the SEPA. This prospectus covers an additional 26,512,815 shares that may be issued under the SEPA.

The shares of Common Stock that may be sold by the Selling Holder and the shares of Common Stock that may be issued by us are collectively referred to in this prospectus as the “Offered Securities.” We will not receive any of the proceeds from the sale by the Selling Holder of the Offered Securities.

We will bear all costs, expenses and fees in connection with the registration of Offered Securities. The Selling Holder will bear all commissions and discounts, if any, attributable to their respective sales of Offered Securities. We are registering certain shares of our Common Stock for sale by the Selling Holder pursuant to various registration rights agreements with the Selling Holder. See the section of this prospectus entitled “Selling Holder” for more information.

The Investor is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any profits on the sales of shares of our Common Stock by the Investor and any discounts, commissions, or concessions received by the Investor are deemed to be underwriting discounts and commissions under the Securities Act.

The Selling Holder may offer and sell the Offered Securities from time to time. The Selling Holder may offer and sell the Offered Securities in a number of different ways and at varying prices. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth in a post-effective amendment to the registration statement of which this prospectus forms a part. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities. We will file a prospectus supplement or post-effective amendment, as applicable, with any information regarding any permitted transferees of the Selling Holder when such transferees become identifiable. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SLNH.” On April 13, 2026, the last reported sale price of our Common Stock as reported on Nasdaq was $0.9259 per share.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” beginning on page 9 of this prospectus, and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on March 30, 2026 and the other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2026.

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ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement that we filed with the SEC, and that includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Holder, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Holder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 9, our consolidated financial statements and the related notes included herein and the other information incorporated by reference into this prospectus, before making an investment decision.

Our Business

Our mission is to make renewable energy a global superpower by using computing as a catalyst. We develop, own, and operate digital infrastructure for energy-intensive computing applications by colocating data centers with renewable energy power plants. We refer to this model as Renewable Computing™.

Renewable Computing™ is designed to address two converging market conditions: increasing curtailment of renewable energy generation and growing demand for power-intensive computing applications, including artificial intelligence (“AI”), high-performance computing (“HPC”), and Bitcoin mining. By locating our data centers near renewable generation assets, we seek to convert underutilized energy into economically productive computing capacity.

We utilize two distinct data center designs to serve different computing markets. For our Bitcoin mining and hosting business, we deploy a modular data center design optimized for flexible, large-scale digital asset operations. For AI and HPC workloads, we are developing an AI-ready data center design intended to support higher-density compute environments and customer requirements associated with advanced computing infrastructure.

Our facilities are managed by MaestroOS™ (“MaestroOS”), our proprietary software platform, which analyzes factors such as local power pricing, weather conditions, grid demand, and market signals to optimize operating performance and power consumption across our operating assets.

Our business model is intended to enhance the monetization of renewable generation assets while supporting scalable digital infrastructure growth. We work with renewable energy developers and power partners to access low-cost or otherwise constrained energy resources. Our data centers operate on a behind-the-meter basis, enabling them to draw electricity directly from the co-located renewable power plant and from the grid through the plant’s existing interconnection and substation infrastructure. By accessing both sources of power, our facilities are able to meet their energy needs while maintaining operating flexibility. In certain markets, our facilities also participate in demand response programs that support grid reliability.

A key element of our strategy is the colocation of data centers directly with renewable generation assets. By building behind the meter at renewable generation sites, we are able to access both on-site generation and existing grid interconnection infrastructure, which we believe can improve power economics and accelerate development timelines.

With a repeatable development approach and an expanding pipeline of projects, we are seeking to scale a differentiated digital infrastructure platform that supports renewable power utilization, flexible computing capacity, and long-term value creation.

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Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” under applicable SEC regulations. A smaller reporting company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus, and reduced disclosure about our executive compensation arrangements;
●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, on the effectiveness of our internal controls over financial reporting; and
●	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration, including this prospectus.

We will continue to be a smaller reporting company as long as we have a public float (determined as of the end of our second fiscal quarter) of less than $250 million or have annual revenues of less than $100 million as of the last fiscal year for which we have audited financial statements and a public float of less than $700 million.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

Soluna Holdings, Inc. (“SHI”), formerly known as Mechanical Technology, Incorporated, which was originally incorporated in the State of New York in 1961, reincorporated in the State of Nevada on March 29, 2021, and is headquartered in Albany, New York. Effective November 2, 2021, the Company changed its name from “Mechanical Technology, Incorporated” (or “MTI”) to “Soluna Holdings, Inc.” On October 29, 2021, Soluna Callisto Holdings, Inc. merged into Soluna Computing, Inc. (“SCI”), a private green data center development company and a subsidiary of SHI. MTI Instruments, Inc., a subsidiary of SHI, was sold on April 11, 2022. On March 23, 2021, our common stock commenced trading on the Nasdaq. We formed a wholly owned subsidiary of SHI on December 27, 2023, Soluna Digital, Inc. (“SDI”). Effective December 31, 2023, SCI transferred substantially all of its assets to SHI or its subsidiaries, including SDI.

Our principal executive office is located at 325 Washington Avenue Extension, Albany, NY 12205, and our phone number is (516) 216-9257. Our principal website address is www.solunacomputing.com.

Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

We make available free of charge on or through our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. The SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.

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THE OFFERING

Shares of Common Stock offered by the Selling Holder	26,512,815 shares of Common Stock that we may, at our discretion, elect to issue and sell the Investor from time to time after the date of this prospectus, pursuant to the SEPA.

Common Stock outstanding before this offering	113,181,690 shares of Common Stock.

Common stock to be outstanding immediately after this offering

139,694,505 shares of Common Stock, assuming the sale of 26,512,815 shares of Common Stock in this offering.

The actual number of shares of our Common Stock issued pursuant to the SEPA will vary, depending on advance requests by us.

Use of Proceeds	We will not receive any proceeds from the shares of Common Stock offered by the Selling Holder pursuant to this prospectus. Please see the section titled “Use of Proceeds” on page 12 of this prospectus.

National Securities Exchange Listing	Our Common Stock is currently listed on Nasdaq under the symbol “SLNH.”

Risk Factors	An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” beginning on page 9 of this prospectus. In addition before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC, on March 30, 2026 and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

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THE STANDBY EQUITY PURCHASE AGREEMENT

General

On August 12, 2024 (the “Effective Date”), we entered into the SEPA with the Investor. Pursuant to the terms of the SEPA, the Company agreed to issue and sell to the Investor, from time to time, and the Investor agreed to purchase from the Company, up to $25 million of the Company’s shares of Common Stock. As of April 1, 2026, we have issued 3,000,000 shares of Common Stock under the SEPA. We are registering hereunder the resale of an additional 26,512,815 shares of Common Stock that we may, at our discretion, elect to issue and sell the Investor from time to time after the date of this prospectus, pursuant to the SEPA.

Under the SEPA, shares of Common Stock may be issued and sold to the Investor under one of two pricing options, at the election of the Company. Under the first option (“Pricing Option 1”), we will sell the shares of Common Stock to the Investor at 96% of the Market Price (as defined below) for any period commencing (i) if submitted to the Investor prior to 9:00 a.m. Eastern Time on a trading day, at the open of trading on such day or (ii) if submitted to the Investor after 9:00 a.m. Eastern Time on a trading day, upon receipt by the Company of written confirmation of acceptance of the advance notice by the Investor and, in either case, ending at 4:00 p.m. New York City time on the applicable advance notice date (the “Option 1 Pricing Period”). Under the second option (“Pricing Option 2”), the Company will sell the shares of Common Stock to the Investor at 97% of the Market Price for the three consecutive trading days commencing on the advance notice date (the “Option 2 Pricing Period”). “Market Price” is defined as, for any Option 1 Pricing Period, the daily volume weighted average price (“VWAP”) of the Common Stock on Nasdaq during the Option 1 Pricing Period, and for any Option 2 Pricing Period, the lowest VWAP of the Common Stock on the Nasdaq during the Option 2 Pricing Period.

We may not issue or sell any shares of Common Stock to the Investor under the SEPA that, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Investor and its affiliates beneficially owning more than 9.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). In addition, the number of shares of Common Stock that we may issue to the Investor under the SEPA may be limited by the number of our authorized shares of Common Stock. As of April 10, 2026, we were authorized to issue a maximum of 375,000,000 shares of Common Stock, and we had an aggregate of 113,181,690 shares of Common Stock outstanding. Assuming a (i) Market Price of $0.71 per share and, (ii) no beneficial ownership limitations, we may issue up to 27,617,515 shares of Common Stock under Pricing Option 1 and up to 27,332,799 shares of Common Stock under Pricing Option 2, which would reflect approximately 19.66% and 19.50%, respectively, of the outstanding shares of our Common Stock as of the date hereof after giving effect to such issuances.

In addition, we also agreed to pay the Investor a commitment Fee equal to $250,000, or 1.0% of the aggregate amount available to be sold under the SEPA, in shares of Common Stock, for the Investor’s irrevocable commitment to purchase our shares of Common Stock under the SEPA. We issued 59,382 shares of Common Stock to the Investor on September 4, 2024 in satisfaction of such fee.

On November 15, 2024, at a Special Meeting of Stockholders and pursuant to the rules of Nasdaq, we obtained stockholder approval to issue to the Investor, pursuant to the SEPA, shares of Common Stock that exceed 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA.

Pursuant to the SEPA, we were required to register resales of the shares of Common Stock eligible to be sold pursuant to the SEPA. We agreed to file a registration statement and shall not have the ability to request any advances under the SEPA until the registration statement, of which this prospectus forms a part, is declared effective.

Purchases of Common Stock Under the SEPA

Advance Notice

Pursuant to the SEPA, we will have the right, but not the obligation, from time to time at our sole discretion for a period of up to 24 months, unless the SEPA is earlier terminated, to direct the Investor to purchase a specified number of shares of Common Stock, not to exceed the Maximum Advance Amount (as defined below), by timely delivering an Advance Notice to the Investor by 9:00 a.m. New York City time on any Trading Day we select as the purchase date (the “Purchase Date”) for such purchase.

The “Maximum Advance Amount” applicable to such Advance will be an amount equal to one hundred percent (100%) of the average of the daily trading volume of the Common Stock during regular trading hours as reported by Bloomberg L.P. (“Daily Traded Amount”) during the five consecutive Trading Days immediately preceding the date of such Advance Notice.

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The actual number of shares of Common Stock that the Investor will be required to purchase in an Advance, which we refer to as the Advance Amount, will be equal to the number of shares that we specify in the applicable Advance Notice, subject to adjustment to the extent necessary to give effect to the applicable Maximum Advance Amount and other applicable limitations set forth in the SEPA, including the Beneficial Ownership Limitation.

In the case of an Advance Notice effected under the SEPA, if any, all share and dollar amounts used in determining the purchase price per share of Common Stock to be purchased in an Advance, or in determining the applicable maximum purchase share amounts or applicable volume or price amounts in connection with any such Advance, in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price amounts.

Conditions Precedent to the Right of the Company to Deliver an Advance Notice

The Investor’s obligation to accept Advance Notices that are timely delivered by us under the SEPA and to purchase shares of our Common Stock in Advances under the SEPA, are subject to satisfaction of the conditions precedent thereto set forth in the SEPA, all of which are entirely outside of the Investor’s control, which conditions include the following:

●	the accuracy in all material respects of the representations and warranties of the Company included in the SEPA as of the Advance Notice Date;

●	the Company having paid the cash commitment fee or issued the Commitment Shares (as defined in the SEPA) to an account designated by the Investor;

●	the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to the Investor under the SEPA) having been declared effective under the Securities Act by the SEC, and the Investor being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement entered into between the Company and the Investor on August 12, 2024 (the “Registration Rights Agreement”)) to resell all of the shares of Common Stock included in this prospectus (and included in any such additional prospectuses);

●	the Company obtaining all permits and qualifications required by any applicable state for the offer and sale of all shares of Common Stock issuable pursuant to such Advance Notice, or will have the availability of exemptions therefrom;

●	the Board of Directors approving the transactions contemplated by the SEPA and Registration Rights Agreement, which approval will remain in full force;

●	there will not have occurred any event and there will not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company under the SEPA) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

●	the Company performing, satisfying and complying in all material respects with all covenants, agreements and conditions required by the SEPA;

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●	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the SEPA or the Registration Rights Agreement;

●	trading in the Common Stock will not have been suspended by the SEC, Nasdaq or FINRA, the Company will not have received any final and non-appealable notice that the listing or quotation of the Common Stock on Nasdaq will be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on any other Principal Market, as such term is defined in the SEPA), and there will be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by The Depository Trust Company with respect to the Common Stock;

●	the Company will have authorized all of the shares of Common Stock issuable pursuant to the applicable Advance Notice by all necessary corporate action of the Company; and

●	the accuracy in all material respects of the representations and warranties of the Company included in the applicable Advance Notice as of the applicable Advance Notice Date.

Termination of the SEPA

Pursuant to the Standby Equity Purchase Agreement entered into between the Company and the Investor on March 25, 2026 (the “2026 SEPA”), unless earlier terminated as provided in the SEPA, the SEPA will terminate automatically on the earliest to occur of:

●	effectiveness of the initial Registration Statement filed in accordance with the terms and conditions set forth in the 2026 SEPA; or

●	the expiration of the term of the SEPA pursuant to its terms (August 12, 2026).

The Company has the right to terminate the SEPA at any time after the Effective Date, at no cost or penalty, upon five Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices under which shares of Common Stock have yet to be issued and (ii) the Company has paid all amounts owed to the Investor pursuant to the SEPA. The Company and the Investor may also terminate the SEPA at any time by mutual written consent.

No Short-Selling or Hedging by the Investor

The Investor has agreed that none of the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the SEPA.

Prohibition on Dilutive Issuances and Similar Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the SEPA or Registration Rights Agreement, other than a prohibition on repaying any loans to any executives or employees of the Company or payments in respect of any related party debt, and a prohibition on effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price.

Effect of Sales of our Common Stock on our Stockholders

All shares that may be issued or sold by the Investor set forth in this prospectus are expected to be freely tradable. The resale of a significant amount of shares by the Investor registered in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile.

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If and when the Investor receives shares pursuant to the terms of the SEPA, after the Investor has acquired such shares, the Investor may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, stockholders who purchase shares of our Common Stock from the Investor in this offering at different times will likely pay different prices for those shares of Common Stock, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. The stockholders may experience a decline in the value of the shares of the Company’s Common Stock they purchase from the Investor in this offering as a result of future issuances made by the Company to the Investor at prices lower than the prices such stockholders paid for their shares in this offering. In addition, if the Company issues a substantial number of shares to the Investor under the SEPA, or if stockholders expect that the Company will do so, the actual sales of shares or the mere existence of the SEPA may make it more difficult for the Company to sell equity or equity-related securities in the future at a time and at a price that it might otherwise wish to affect such sales.

Because the price at which the shares may be issued to the Investor will fluctuate based on the market prices of the Common Stock, as of the date of this prospectus it is not possible for the Company to predict the number of shares of its Common Stock that will be issued to the Investor under the SEPA or the actual purchase price at which such shares are issued to the Investor.

The issuance of shares of Common Stock to the Investor pursuant to the SEPA will not affect the rights or privileges of existing stockholders, except that the economic and voting interests of each of the existing stockholders will be diluted. Although the number of shares of Common Stock that existing stockholders own will not decrease, the shares of Common Stock owned by existing stockholders will represent a smaller percentage of the total outstanding shares of Common Stock after any such issuance.

The offer and sale of the shares to the Investor pursuant to the SEPA is and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

This summary of the material provisions of the SEPA does not purport to be a complete statement of the respective terms and conditions of such agreements. A copy of the SEPA is filed as an exhibit to the Registration Statement which relates to this Prospectus.

Transactions with Convertible Noteholders and the Series B Holder in connection with the SEPA

Access to the SEPA was subject to a number of conditions precedent including various consents from the Company’s outstanding convertible noteholders (the “Noteholders”) and Chuntao Zhou (the “Series B Holder”). The Company has entered into the following transactions on October 1, 2024, with the Noteholders and the Series B Holder as described below, satisfying the conditions precedent related to third parties to access the SEPA.

Agreements with Convertible Noteholders

Master Consent Agreement

The Company entered into a Consent, Waiver, and Mutual Release Agreement (the “Master Consent”) with the Noteholders that are parties to a Securities Purchase Agreement, dated October 25, 2021, as amended (the “SPA”), pursuant to which, among other things, the Company has issued convertible notes to various institutional investors (together with their respective agents, the “Purchasers”). The Master Consent provides the following from the Purchasers:

●	consent to the Company’s entry into the SEPA and the Payment Agreements (as described below);
●	waiver of any rights of first refusal or participation rights in connection with the SEPA ;
●	standstill of the rights to exercise certain $0.01warrants pursuant to the SPA;
●	the right to prepay the convertible notes with a 20% premium;
●	termination of the SPA and related agreements upon the full payoff of the convertible notes; and
●	mutual limited release of claims between the Purchasers and the Company.

In return for these consents, the Company agreed to pay the Purchaser agents a $750,000 fee for the right to prepay the Notes.

Payment Agreements

The Company entered into payment agreements with the Purchasers in connection with the SEPA (the “Payment Agreements”), pursuant to which the Company and the Purchasers agreed to permit the full or partial prepayment of any outstanding convertible note balances held by the Purchasers at any time with five business days’ notice.

Agreements with Series B Holder

The Company entered into Amendment No. 1 (the “Amendment”) to the securities purchase agreement with the Series B Holder, pursuant to which the Series B Holder agreed to waive its right of first refusal and participation rights with respect to the SEPA, to modify its consent rights to future financings, and to limit warrant exercises and conversions in accordance with the terms of the Amendment. In return, the Company agreed to amend the conversion price of the Series B Preferred Stock from $135.25 to $5, to amend the exercise of price of outstanding warrants held by the Series B Holder to $0.01 per share, and to issue to the Series B Holder a warrant to purchase 140,000 shares of Common Stock.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and the risks and uncertainties in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026, and our other filings that we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such an event, the trading price of our shares of Common Stock could decline, and you might lose all or part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain, and our officers and representatives may from time to time make, forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

●	the availability of financing opportunities, risks associated with economic conditions, dependence on management and conflicts of interest;

●	the ability to service debt obligations and maintain flexibility in respect of debt covenants;

●	economic dependence on regulated terms of service and electricity rates;

●	the speculative and competitive nature of the technology sector;

●	our ability to attract and retain hosted customers for our hosting operations;

●	dependency on continued growth in blockchain and cryptocurrency usage;

●	lawsuits and other legal proceedings and challenges;

●	conflict of interests with directors and management;

●	government regulations;

●	our ability to construct and complete the anticipated expansion of our data centers;

●	the impact of global economic and market conditions and political developments on our business, including, among others, tariffs, rising inflation and capital market disruptions, economic sanctions, bank failures, regional conflicts around the world, and economic slowdowns or recessions that may result from such developments which could harm our research and development efforts as well as the value of our common stock and our ability to access capital markets; and

●	other risks and uncertainties.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 9 of this prospectus, in our most recent Annual Report on Form 10-K or in other reports we file with the SEC.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

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SELLING HOLDER

This prospectus covers the resale or other disposition by the Selling Holder identified in the table below of the Offered Securities, consisting of 26,512,815 shares of Common Stock that we may, at our discretion, elect to issue and sell to the Investor from time to time after the date of this prospectus, pursuant to the SEPA. The Selling Holder acquired the Offered Securities in the transaction described above under the heading “The Standby Equity Purchase Agreement.”

The table below sets forth, as of April 14, 2026 the following information regarding the Selling Holder:

●	the name of the Selling Holder;
●	the number of shares of Common Stock owned by the Selling Holder prior to this offering;
●	the number of shares of Common Stock to be offered by the Selling Holder in this offering;
●	the number of shares of Common Stock to be owned by the Selling Holder assuming the sale of all of the shares of Common Stock covered by this prospectus; and
●	the percentage of our issued and outstanding shares of Common Stock to be owned by the Selling Holder assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of April 10, 2026.

Except as described otherwise, the number of shares of Common Stock beneficially owned by the Selling Holder has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of Common Stock that the Selling Holder has the right to acquire within 60 days of April 14, 2026.

All information with respect to the Common Stock ownership of the Selling Holder has been furnished by or on behalf of the Selling Holder. We believe, based on information supplied by the Selling Holder, that except as may otherwise be indicated in the footnotes to the table below, the Selling Holder has sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Holder. Because the Selling Holder identified in the table may sell some or all of the shares of Common Stock beneficially owned by it and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Holder upon termination of this offering. In addition, the Selling Holder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock it beneficially owns in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Holder will sell all of the shares of Common Stock owned beneficially by it that are covered by this prospectus, but will not sell any other shares of Common Stock that it presently owns. The Selling Holder have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

Name of Selling Holder	Shares Owned prior to Offering(1)	Shares Offered by this Prospectus		Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering(2)
YA II PN LTD.(3)	335,976	26,512,815	(4)	335,976	*	%

*Less than 1%

1 Calculated in accordance with Rule 13(d)(3) under the Exchange Act, which includes all options and warrants owned by the Selling Holder which are exercisable within 60 days of the date of the table.

2 Based upon the number of shares of Common Stock outstanding on April 10, 2026.

3 YA II PN LTD. (the “Investor”) is a fund managed by Yorkville Advisors Global II, LP (the “Manager”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of the Manager. Investment decisions for the Investor are made by Mr. Mark Angelo, and Mr. Angelo may therefore be deemed to hold voting and dispositive power with respect to such shares. The business address of the Investor is 1012 Springfield Avenue, Mountainside, NJ 07092.

4 Based upon the number of shares registered under this Registration Statement. In the event the number of shares sold under the SEPA is less, the number of shares offered will be accordingly reduced.

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USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Holder named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of our Common Stock in this offering. However, we will receive proceeds from future advance requests under the SEPA. We intend to use the net proceeds from the SEPA for working capital, project-level equity, and general corporate purposes. We will pay all of the fees and expenses incurred by us in connection with this registration.

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PLAN OF DISTRIBUTION

The Selling Holder of the Common Stock and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Common Stock covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Holder may use any one or more of the following methods when selling the Common Stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	in transactions through broker-dealers that agree with the Selling Holder to sell a specified number of such Common Stock at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Holder may also sell the Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Northland Securities, Inc. (“Northland”) acted as placement agent in connection with the SEPA and was entitled to receive a commission on funds received by the Company under the SEPA. Pursuant to an amendment to its engagement letter with the Company, Northland agreed to waive any and all commissions in connection with the SEPA.

If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in a post-effective amendment to the registration statement of which this prospectus forms a part.

The Investor is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, and any profits on the sales of shares of our Common Stock by the Investor and any discounts, commissions, or concessions received by the Investor are deemed to be underwriting discounts and commissions under the Securities Act. We will file a post-effective amendment to the registration statement of which this prospectus forms a part to identify the name of any permitted transferee of the Investor and such permitted transferee will be named an underwriter with respect to the shares offered by this prospectus.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Common Stock. We have agreed to indemnify the Selling Holder against certain losses, claims, damages and liabilities, including certain liabilities under the Securities Act with respect to this prospectus.

We agreed to keep this prospectus effective until all the shares have been sold or may be sold without any restrictions pursuant to Rule 144, as determined by our counsel pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to our transfer agent. The shares offered hereunder will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Holder or any other person. We will make copies of this prospectus available to the Selling Holder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our Common Stock is quoted on Nasdaq under the symbol “SLNH.”

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DESCRIPTION OF SECURITIES

The following description of our capital stock and certain provisions of our Articles of Incorporation and our Bylaws are summaries and are qualified by reference to our Articles of Incorporation and Bylaws. Such summaries do not purport to be complete and are qualified in their entirety by reference to Nevada law, including the NRS, as well as copies of our Articles of Incorporation and Bylaws, which have been filed as exhibits to prior reports filed by us with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

We have authorized capital stock consisting of 375,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 6,040,000 shares have been designated as shares of 9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), and 187,500 have been designated as Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), as of April 10, 2026. As of April 10, 2026, we had 113,181,690 shares of Common Stock issued and outstanding, 4,920,045 shares of Series A Preferred Stock issued and outstanding, and 57,190 shares of Series B Preferred Stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the term and provisions of our articles of incorporation, as amended (the “Articles of Incorporation”) and our bylaws (the “Bylaws”). This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation (including the certificate of designation for our Series A Preferred Stock, as amended, and the certificate of designation for the Series B Preferred Stock, as amended) and our Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Nevada Revised Statutes, as amended (the “NRS”).

Common Stock

Voting rights

The holders of our Common Stock are entitled to one vote per share held on all matters on which a vote of our common stockholders is taken. Stockholders do not have cumulative voting rights in the election of directors. The election of directors of the Company is decided by plurality vote and all other questions are decided by a majority of the votes cast by our stockholders present in person or by proxy, except as otherwise required by the NRS or our Articles of Incorporation. Our Articles of Incorporation provide that notwithstanding any other provision of our Articles of Incorporation or our Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation, or the Bylaws), any director or the entire Board may be removed at any time, but only for cause upon the affirmative vote of 75% or more of the outstanding shares of capital stock entitled to vote for the election of directors at a meeting called for that purpose.

The Board is divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors, with the terms of the classes scheduled to expire in successive years. At each annual meeting of the Company’s stockholders, the stockholders elect the members of a single class of directors for three-year terms.

Dividends

The holders of our Common Stock are entitled to receive dividends when, as, and if declared by the Board, out of funds legally available therefor.

Liquidation

Except as otherwise provided under our Articles of Incorporation (including the terms of any preferred stock), upon liquidation, dissolution, or the winding up of the Company, holders of our Common Stock are entitled to receive any remaining assets of the Company in proportion to the respective number of shares held after payment of and reservation for Company liabilities.

Preemptive Rights

The holders of shares of our Common Stock do not have any preemptive right to subscribe for or purchase any shares of any class or series of our capital stock.

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Redemption Rights

The outstanding shares of Common Stock are not subject to redemption by the Company. To the extent that the Company issues additional shares of Common Stock, the relative interest in the Company of existing stockholders will likely be diluted.

Terms of the Preferred Stock That We May Offer and Sell to You

We summarize below some of the provisions that will apply to the preferred stock that we may offer to you unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below. Prior to the issuance of a new series of preferred stock, we will further amend our articles of incorporation, as amended, by filing a certificate of designation designating the stock of that series and the terms of that series. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the Nevada Secretary of State and the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our articles of incorporation, as amended, before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Our board of directors has the authority, without further action by the stockholders, to issue preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock. The issuance of any preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action. The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

●	the designation, stated value and liquidation preference of such preferred stock;

●	the number of shares within the series;

●	the offering price;

●	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

●	any redemption or sinking fund provisions;

●	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

●	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

●	the voting rights, if any, of shares of such series; the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

●	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of Common Stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

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●	the conditions and restrictions, if any, on the creation of indebtedness by us or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

●	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

Anti-Takeover Effects of Certain Provisions of Our Articles of Incorporation and Bylaws, and Nevada Law

Our Articles of Incorporation and Bylaws contain provisions and terms that may delay, defer, or prevent a tender offer or change in control of the Company that a stockholder might consider to be in his, her, or its best interests, including attempts that might result in a premium being paid over the market price for shares of our Common Stock. The Company expects that such provisions and terms may have the effect of discouraging extraordinary corporate transactions with respect to the Company, such as hostile takeover bids, and will instead encourage any potential acquiror of the Company to first correspond with our Board. These provisions and terms include:

●	Special meetings of stockholders may only be called by the by the chairman of the board or the chief executive officer, or, if there be no chairman of the board and no chief executive officer, by the president, and shall be called by the secretary upon the written request of at least a majority of the Board or the holders of not less than a majority of the voting power of the Company’s stock entitled to vote.

●	The Company maintains a classified Board that is divided into three classes serving for respective three-year terms. As a result, it would take at least two successive annual meetings of shareholders to replace a majority of the members of our Board.

●	Vacancies on the Board may be filled by majority vote of remaining directors then in office, even if less than a quorum, with the individual elected to serve for the remainder of the unexpired term.

●	Any director of the Company may be removed from service as a director only after the affirmative vote of 75% or more of outstanding shares of stock entitled to vote for the election of directors, at a meeting called for that purpose.

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We made an election to opt out of these statutes in our original articles of incorporation and have not amended such provision.

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Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elect to restore such voting rights. These laws will apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority, or (3) a majority or more of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our Articles of Incorporation or Bylaws are not timely amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Further, NRS 78.139 provides that directors may resist a change or potential change in control of a corporation if the board of directors determines that the change or potential change in control is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

We expect the existence of these provisions may have an anti-takeover effect with respect to transactions that our Board does not approve in advance and could result in making it more difficult to accomplish transactions that our stockholders may see as beneficial such as (i) discouraging business combinations that might result in a premium over the market price for the shares of our Common Stock; (ii) discouraging hostile takeovers which could inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts; and (iii) preventing changes in our management.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock, Series A Preferred Stock and Series B Preferred Stock is Equiniti Trust Company, LLC (the “Transfer Agent”) (formerly: American Stock Transfer & Trust Company, LLC). The Transfer Agent’s address is 28 Liberty Street, Floor 53, New York, NY 10005. The transfer agent and registrar for any additional series or class of preferred stock, if any, will be set forth in each applicable prospectus supplement.

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LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP.

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EXPERTS

The consolidated balance sheets of Soluna Holdings, Inc. and its subsidiaries as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years then ended have been audited by UHY LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at https://www.solunacomputing.com/, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 30, 2026;
●	our Current Reports on Form 8-K filed with the SEC on January 20, 2026, March 31, 2026, April 3, 2026 and April 14, 2026 (other than any portions thereof deemed furnished and not filed); and
●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 22, 2021, as updated by the Description of Securities set forth on Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 30, 2026, including any amendments thereto or reports filed for the purposes of updating this description.

All other reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date that this registration statement becomes effective and after the date of this prospectus but before the termination of the offering of the securities described in this prospectus shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Soluna Holdings, Inc.

325 Washington Avenue Extension

Albany, NY 12205

(518) 218-2550

Attn: Christopher Gandolfo

hello@soluna.io

You may also access these filings on our website at www.solunacomputing.com. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

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Up to 26,512,815 shares of Common Stock

PRELIMINARY PROSPECTUS

                      , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee.

Amount
Securities and Exchange Commission registration fee	$2,687.30
Accountants’ fees and expenses	$5,000.00
Legal fees and expenses	$20,000.00
Miscellaneous	$2,000.00
Total Expenses	$29,687.30

Item 14. Indemnification of Directors and Officers.

Section 78.138 of the NRS provides that, unless the corporation’s Articles provide otherwise, a director or officer will not be individually liable unless the presumption that it is acting in good faith and on an informed basis with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our Articles provide that no director or officer shall have any personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts that involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the payment of dividends in violation of Nevada corporate law.

Section 78.7502(1) of the NRS provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

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NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Bylaws provide that the Company shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.

In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

In connection with the SEPA, the Company issued shares of Common Stock which were exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Northland was entitled to receive a commission on funds received by the Company under the SEPA. Pursuant to an amendment to its engagement letter with the Company, Northland agreed to waive any and all commissions in connection with the SEPA.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit
Number	Description

3.2	Articles of Merger filed with the Secretary of State of Nevada (incorporated by reference from Exhibit 3.3 of the 2020 Form 10-K).

3.3	Certificate of Merger filed with the Department of State of New York (incorporated by reference from Exhibit 3.4 of the 2020 Form 10-K).

3.4	Certificate of Amendment filed with the Secretary of State of Nevada dated June 9, 2021 (incorporated by reference from Exhibit 3.1 of the Company’s Form 8-K Report filed June 15, 2021).

3.5	Certificate of Amendment to Articles of Incorporation filed with the Secretary of State of Nevada on November 2, 2021 (incorporated by reference from Exhibit 3.1 of the Company’s Form 8-K Report filed November 4, 2021).

3.6	Bylaws of the Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated, (incorporated by reference from Exhibit 3.2 of the 2020 Form 10-K).

3.7	Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock filed with the Secretary of State of the State of Nevada on August 18, 2021 (Incorporated by reference to the Company’s Form 8-A, filed with the SEC on August 19, 2021).

3.8	Certificate of Amendment to Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock, filed with the Secretary of State of the State of Nevada on December 22, 2021 (Incorporated by reference to the Company’s Form 8-K Report filed with the SEC on December 29, 2021).

3.9	Certificate of Amendment to Certificate of Designations, Preferences and Rights of 9.0% Series A Cumulative Perpetual Preferred Stock, filed with the Secretary of State of the State of Nevada on April 21, 2022 (Incorporated by reference to the Company’s Form 8-K Report filed with the SEC on April 27, 2022).

3.10	Certificate of Designation of Series B Convertible Preferred Stock, filed with the Nevada Secretary of State on July 20, 2022 (Incorporated by reference to the Company’s Form 8-K Report filed with the SEC on July 20, 2022).

3.11	Certificate of Change dated October 11, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K Report filed October 17, 2023)

3.12	Certificate of Amendment to Articles of Incorporation, filed with the Secretary of State of Nevada on November 7, 2025 (incorporated by reference to the Company’s Current Report on Form 8-K Report filed November 10, 2025).

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP.

10.92	Standby Equity Purchase Agreement between the Company and YA PN, LTD. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 9, 2024)

10.93	Registration Rights Agreement between the Company and YA PN, LTD. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 9, 2024)

23.1*	Consent of UHY LLP.

23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

107*	Filing Fee Table.

* Filed herewith.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (b)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(f) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on April 14, 2026.

SOLUNA HOLDINGS, INC.

By:	/s/ John Belizaire
John Belizaire
Chief Executive Officer and Director
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John Belizaire and Michael Picchi and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their, his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Belizaire	Chief Executive Officer, Director	April 14, 2026
John Belizaire	(Principal Executive Officer)

/s/ Michael Picchi	Chief Financial Officer, Director	April 14, 2026
Michael Picchi	(Principal Financial Officer)

/s/ Jessica L. Thomas	Chief Accounting Officer	April 14, 2026
Jessica L. Thomas	(Principal Financial and Accounting Officer)

/s/ Michael Toporek	Chairman of the Board of Directors	April 14, 2026
Michael Toporek

/s/ William Phelan	Director	April 14, 2026
William Phelan

/s/ Matthew E. Lipman	Director	April 14, 2026
Matthew E. Lipman

/s/ Thomas J. Marusak	Director	April 14, 2026
Thomas J. Marusak

/s/ Edward R. Hirshfield	Director	April 14, 2026
Edward R. Hirshfield

/s/ William Hazelip	Director	April 14, 2026
William Hazelip

/s/ John Bottomley	Director	April 14, 2026
John Bottomley

/s/ Agnieszka Budzyn	Director	April 14, 2026
Agnieszka Budzyn

/s/ David Michaels	Director	April 14, 2026
David Michaels

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